Exhibit 4.1

CNH Industrial Capital LLC

4.875% Notes due 2021

Officers’ Certificate

March 17, 2016

Pursuant to the Indenture, dated as of September 11, 2015 (the “Indenture”), by and among CNH Industrial Capital LLC (the “Company”), CNH Industrial Capital America LLC (“CNH Industrial Capital America”), New Holland Credit Company, LLC (together with CNH Industrial Capital America, the “Guarantors”) and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), this Officers’ Certificate is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 3.01 of the Indenture and to establish the form of the Securities of such series in accordance with Section 2.01 of the Indenture.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

A.	Establishment of series pursuant to Section 3.01 of the Indenture.

There is hereby established, pursuant to Section 3.01 of the Indenture, a series of Securities which shall have the following terms:

(1)	The Securities of this series issued pursuant to this Officers’ Certificate shall bear the title “4.875% Notes due 2021” (the “Notes”).

(2)	The aggregate principal amount of the Notes to be issued pursuant to this Officers’ Certificate shall be limited to $500,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 of the Indenture and except for any Notes which, pursuant to Section 3.03 of the Indenture, are deemed never to have been authenticated and delivered thereunder). The Company may from time to time, without the consent of any Holder of the Notes, create and issue additional Notes (the “Additional Notes”) having the same terms and conditions as the Notes in all respects, except for the issue date, issue price and, under some circumstances, the first payment of interest thereon. Such Additional Notes, at the Company’s determination and in accordance with the provisions of the Indenture, will be consolidated with and form a single series with the previously outstanding Notes for U.S. federal income tax purposes and for all purposes under the Indenture, including, without limitation, amendments, waivers and redemptions. The aggregate principal amount of the Additional Notes, if any, shall be unlimited.

(3)	Interest will be payable to the Person in whose name a Note is registered at the close of business on the Regular Record Date (as defined below) for the Notes next preceding each Interest Payment Date (as defined below) for the Notes; provided, however, that interest payable on the Stated Maturity of the Notes shall be payable to the Person to whom principal shall be payable.

(4)	The Stated Maturity of the principal of the Notes shall be April 1, 2021.

(5)	The Notes shall bear interest at the rate of 4.875% per annum (computed based upon a 360-day year consisting of twelve 30-day months).

The Notes shall bear interest from and including March 17, 2016, or from and including the most recent Interest Payment Date to which interest on the Notes has been paid or duly provided for, as the case may be, payable semiannually in arrears in cash on April 1 and October 1 in each year, commencing on October 1, 2016, until the principal thereof is paid or made available for payment. Each such April 1 or October 1 shall be an “Interest Payment Date” for the Notes, and each March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date for the Notes shall be the “Regular Record Date” for the interest payable on the Notes on such Interest Payment Date.

(6)	The principal of, any Redemption Price and the interest on the Notes shall be payable at the Corporate Trust Office of the Trustee, at 608 Second Avenue South, N9303-121, Minneapolis, MN 55479, Attn: Corporate Trust Operations.

(7)	The Notes shall be redeemable, at the Company’s option, in whole at any time or in part from time to time, at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, plus the Make-Whole Premium (a “Make-Whole Redemption”).

“Applicable Treasury Rate” for any Redemption Date, means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Make-Whole Redemption Date of such Note (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to April 1, 2021; provided, however, that if the period from the Make-Whole Redemption Date to April 1, 2021 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to April 1, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Make-Whole Premium” means, as to each Note, an amount equal to the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (x) the present value of the sum of the principal amount and premium, if any, that would be payable on such Note on April 1, 2021 and all remaining interest payments to and including April 1, 2021 (but excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) from April 1, 2021 to the Make-Whole Redemption Date at a per-annum interest rate equal to the Applicable Treasury Rate on such Make-Whole Redemption Date plus 0.50%, over (y) the outstanding principal amount of such Note.

“Make-Whole Redemption Date” with respect to a Make-Whole Redemption, means the date such Make-Whole Redemption is effected.

In the event that less than all of the Notes are to be redeemed at any time, subject to applicable procedures of the Depositary with respect to Global Securities, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of a principal amount of $2,000 or less shall be redeemed in part.

Notice of a Make-Whole Redemption shall be mailed at least 30 but not more than 60 days before the Make-Whole Redemption Date to each Holder to be redeemed at its registered address or otherwise delivered to each Holder in accordance with the applicable procedures of the Depositary. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note (or through book-entry transfer for any Global Securities). On and after the Make-Whole Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable Redemption Price pursuant to the Indenture.

(8)	The Notes shall be subject to a Change of Control Triggering Event as provided in Section 10.13 of the Indenture. Except as provided under such section, the Company shall not be obligated to redeem or purchase any Notes pursuant to any sinking fund or analogous provisions or at the option of any Holder thereof.

(9)	The Notes may be issued only in fully registered form and the authorized denomination of the Notes shall be $2,000 and any integral multiple of $1,000 in excess thereof.

(10)	The Notes shall be denominated, and payments of the principal of, any Redemption Price and the interest on the Notes shall be made, in United States dollars.

(11)	The Notes shall be subject to Legal Defeasance and Covenant Defeasance as provided in Article 13 of the Indenture.

(12)	The Notes will be represented by one or more global securities (each a “Global Security”) registered in the name of a nominee of the Depositary. The Depository Trust Company will act as the Depositary. Except as provided in Section 3.05 of the Indenture, Notes will not be issuable in definitive form and will not be exchangeable or transferable. So long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by such Global Security for all purposes under the Indenture and the Notes.

(13)	The Notes shall be entitled to the benefits of the Guarantee of each Guarantor pursuant to the Indenture (as provided by Article 14 thereof), which Guarantee shall be made on a senior basis and evidenced by a Notation of Guarantee executed by such Guarantor.

(14)	The Trustee is hereby appointed as a Paying Agent for the Notes.

B.	Establishment of form of Note pursuant to Section 2.01 of the Indenture.

It is hereby established pursuant to Section 2.01 of the Indenture that the Global Security representing the Notes shall be substantially in the form attached hereto as Annex A.

C.	Other Matters.

Reference is hereby made to the resolutions of the Board of Directors of the Company, dated as of September 10, 2015 (the “Resolutions”), relating to the offering and sale of the Securities; the Resolutions have not been further amended, modified or rescinded and remain in full force and effect; and the Resolutions, together with this Officers’ Certificate, are the only resolutions, approval or other action adopted by the Board of Directors of the Company or by any Authorized Officer as defined in the Resolutions relating to the offering and sale of the Notes.

The undersigned Brett D. Davis and Douglas MacLeod, respectively, being Authorized Officers as defined in the Resolutions, each certifies that he has approved the terms of the Notes as set forth in this Officers’ Certificate, all in accordance with the authority of such officer pursuant to the Resolutions. Pursuant to Section 1.02 of the Indenture, the undersigned each certifies that he has read and is familiar with the provisions of the Indenture (including Articles Two and Three of the Indenture relating to the issuance of the Notes thereunder and the definitions in the Indenture relating thereto); that he is generally familiar with the affairs of the Company and its corporate acts and proceedings; that he has reviewed the Resolutions and such other documents as he deems necessary and proper to give the opinion expressed herein; that, in his opinion, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the covenants and conditions precedent provided in the Indenture relating to the establishment of the Notes have been complied with; and that he is of the opinion that all conditions precedent and covenants provided for in the Indenture relating to the establishment of the Notes have been complied with.

[Signature Page Follows]

IN WITNESS WHEREOF, we have executed this Certificate as of the date first written above.

By:	/s/ Brett D. Davis
	Name:	Brett D. Davis
	Title:	President

By:	/s/ Douglas MacLeod
	Name:	Douglas MacLeod
	Title:	Chief Financial Officer

Annex A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO CNH INDUSTRIAL CAPITAL LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE IN WHOLE OR IN PART FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.05 OF THE INDENTURE.

CUSIP No.: 12592BAF1

ISIN No.: US12592BAF13

CNH INDUSTRIAL CAPITAL LLC

4.875% NOTE DUE 2021

No. 2021-[●]	$[●]

CNH INDUSTRIAL CAPITAL LLC, a Delaware limited liability company (the “Company,” which term includes any successor entity), for value received promises to pay to CEDE & CO. or registered assigns, the principal sum of [●] DOLLARS on April 1, 2021.

Interest Payment Dates: April 1 and October 1, commencing October 1, 2016.

Regular Record Dates: March 15 and September 15.

Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

In Witness Whereof, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: March 17, 2016

CNH INDUSTRIAL CAPITAL LLC

[SEAL]

By:
Douglas MacLeod
Chief Financial Officer

Attest:

By:
Eric N. Mathison
Secretary

[Note]

Certificate of Authentication

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated: March 17, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION,
As Trustee

By:
Authorized Signatory

(REVERSE OF SECURITY)

4.875% NOTE DUE 2021

1. Interest. CNH Industrial Capital LLC, a Delaware limited liability company (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from March 17, 2016. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing October 1, 2016. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the March 15 or September 15 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Regular Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

4. Indenture. The Company issued this Note under an Indenture, dated as of September 11, 2015 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument and which shall include the terms of the Notes established by the Officers’ Certificate, dated March 17, 2016, pursuant to such instrument), by and among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

5. Redemption. The Notes will be redeemable, at the Company’s option, in whole at any time or in part from time to time, at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, plus the Make-Whole Premium.

6. Notice of Redemption. Notice of redemption under paragraph 5 of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s registered address or otherwise delivered in accordance with the applicable procedures of the Depository Trust Company.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

7. Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control Triggering Event, and subject to further limitations contained therein, the Company will make an offer to purchase the Notes in accordance with the procedures set forth in the Indenture.

8. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

9. Persons Deemed Owners. The registered holder of a Note shall be treated as the owner of it for all purposes.

10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company on Company Request. After that, Holders entitled to money must look to the Company for payment as unsecured general creditors.

11. Legal Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Notes or certain restrictive covenants with respect to the Notes and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth in the Indenture.

12. Amendments, Supplements, and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Notes at that time. The Indenture also contains provisions (i) permitting the Holders of not less than a majority in principal amount of the Outstanding

Notes, on behalf of all Holders of the Notes, to waive compliance by the Company with certain provisions of the Indenture with respect to the Notes and (ii) permitting the Holders of a majority in principal amount of the Outstanding Notes, on behalf of all Holders of the Notes, to waive certain past defaults in respect of the Notes under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

13. Restrictive Covenants. The Indenture imposes certain limitations on, among other things, the Company’s ability and the ability of its Restricted Subsidiaries with respect to the Notes to incur Secured Indebtedness or enter into certain sale and leaseback transactions; and the Company’s ability and the ability of the Guarantors of the Notes to consolidate, merge, convey, transfer or lease all or substantially all of its or their respective properties and assets. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

14. Successor Entity. When a successor entity assumes, in accordance with the Indenture, all the obligations in respect of the Notes of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default with respect to the Notes or Event of Default with respect to the Notes exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

15. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default specified in Section 5.01(7) or (8)) shall occur and be continuing with respect to the Notes, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare the principal of, premium, if any, and accrued interest on all of the Outstanding Notes to be due and payable by notice in writing to the Company and (if given by the Holders) the Trustee specifying the respective Events of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default with respect to the Notes, other than the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto. In case an Event of Default specified in Section 5.01(7) or (8) of the Indenture occurs with respect to the Notes and is continuing with respect to the Notes, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

16. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.08 and 6.13 of the Indenture, may otherwise deal with the Company and the Guarantors with the same rights it would have if it were not Trustee.

17. No Recourse Against Others. As more fully described in the Indenture, no director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

18. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

19. Governing Law; Waiver of Jury Trial. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR STATUTE). EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA AND THE COURTS OF THE STATE OF NEW YORK, IN EACH CASE LOCATED IN THE CITY OF NEW YORK, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, RELATING TO OR BASED ON THE INDENTURE, THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. THE COMPANY, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF, RELATING TO OR BASED ON THE INDENTURE, THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

20. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

22. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: CNH Industrial Capital LLC, Attention: General Counsel, 5729 Washington Avenue, Racine, WI 53406.

NOTATION OF GUARANTEE

Each Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Security upon which this notation is endorsed) signing below hereby unconditionally, jointly and severally, guarantees (such guarantee being referred to herein as the “Guarantee”), to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, premium, if any, and interest (if such Security provides for the payment of interest) on the Securities to which this notation is affixed and all other amounts due and payable under the Indenture and the Securities to which this notation is affixed by the Company.

The terms of the Guarantee evidenced by this Notation of Guarantee include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of the Indenture. For the avoidance of doubt, the terms of Article 14 of the Indenture are incorporated by reference into this Notation of Guarantee as if set forth herein.

The Guarantee evidenced by this Notation of Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Notation of Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

The Guarantee evidenced by this Notation of Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

The Guarantee evidenced by this Notation of Guarantee is subject to release upon the terms set forth in the Indenture.

GUARANTORS:

CNH INDUSTRIAL CAPITAL AMERICA LLC

By:
Douglas MacLeod
Assistant Treasurer

NEW HOLLAND CREDIT COMPANY, LLC

By:
Douglas MacLeod
Assistant Treasurer

[Guarantee]

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and

social security or tax ID number of assignee)

and irrevocably appoint________________________________________________________________________________________, agent to transfer this Note on the books of CNH Industrial Capital LLC. The agent may substitute another to act for him.

Date:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Medallion Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by CNH Industrial Capital LLC pursuant to Section 10.13 of the Indenture, check the following box:

Section 10.13 ☐

If you want to elect to have only part of this Note purchased by CNH Industrial Capital LLC pursuant to Section 10.13 of the Indenture, state the amount you elect to have purchased:

$

Date:
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Medallion Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[●]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Global Security custodian